SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 22, 2004

TARGET RECEIVABLES CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-26930	41-1812153
(Commission File Number)	(I.R.S. Employer Identification Number)

Target Receivables Corporation
1000 Nicollet Mall
31st Floor, Suite 3136
Minneapolis, Minnesota 55403
(612) 696-3102

(Address, including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Office)

Item 5:  Other Events

The Monthly Servicer’s Certificates for the Monthly Period ended May 29, 2004 and the Monthly Certificateholders’ Statements for the Monthly Period ended May 29, 2004, with respect to the Floating Rate Class A Asset Backed Certificates, Series 2001-1, the Class B Asset Backed Certificates, Series 2001-1, the Floating Rate Class A Asset Backed Certificates, Series 2002-1, and the Class B Asset Backed Certificates, Series 2002-1, issued by the Target Credit Card Master Trust (the “Trust”), were delivered to the Trustee on June 22, 2004, and the Monthly Certificateholders’ Statements will be distributed to Certificateholders on June 25, 2004.

The above described Monthly Servicer’s Certificates are filed as Exhibits 20.1 and 20.3 to this Report. The above described Monthly Certificateholders’ Statements are filed as Exhibits 20.2 and 20.4 to this Report.

The information on Net Charge-Offs found in Section VIII(a) of the Monthly Certificateholders’ Statement for both Series 2001-1 and 2002-1 reflects the inclusion of proceeds from the sale of certain previously charged-off accounts receivable, which occurred during the Monthly Period ended May 29, 2004.  Without the inclusion of such proceeds, Net Charge-Offs for both Series for this monthly period would have been 9.13%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 22, 2004

TARGET RECEIVABLES CORPORATION

By:	/s/ Terrence J. Scully

Name:	Terrence J. Scully
Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description

20.1	Series 2001-1 Monthly Servicer’s Certificate for the Monthly Period ended May 29, 2004.

20.2	Series 2001-1 Monthly Certificateholders’ Statement for the Monthly Period ended May 29, 2004.

20.3	Series 2002-1 Monthly Servicer’s Certificate for the Monthly Period ended May 29, 2004.

20.4	Series 2002-1 Monthly Certificateholders’ Statement for the Monthly Period ended May 29, 2004.